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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Virco Mfg. Corporation of our report dated March 17, 2000, included in the 1999 Annual Report to Stockholders of Virco Mfg. Corporation.

Our audits also included the financial statement schedule of Virco Mfg. Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-65096, Form S-8 No. 333-32539 and Form S-8 No. 333-51717)
pertaining to the Virco Mfg. Corporation 1993 Stock Incentive Plan, the Virco Mfg. Corporation 1997 Stock Incentive Plan, and the Virco Mfg. Corporation Employee Stock Ownership Plan, respectively, of our report dated March 17, 2000, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Virco Mfg. Corporation for the year ended January 31, 2000.



                                            /s/ Ernst & Young LLP


Long Beach, California
April 27, 2000